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                                        INDEX


Section                                                                     Page


   1     PREMISES ..........................................................  1
   2     TERM ..............................................................  1
   3     HOLDING OVER ......................................................  1
   4     RENTAL
            (a)   Monthly Rent .............................................  1
            (b)   Percentage Rent ..........................................  1
            (c)   Taxes ....................................................  2
            (d)   Personal Property Taxes ..................................  2
            (e)   Maintenance of Common Areas ..............................  2
            (f)   Insurance ................................................  3
   5     SECURITY DEPOSIT ..................................................  3
   6     PURPOSE ...........................................................  3
   7     OPERATION OF BUSINESS .............................................  3
   8     AREA CLAUSE .......................................................  3
   9     ADVERTISING AND MERCHANTS ASSOCIATION .............................  3
  10     ABANDONMENT .......................................................  4
  11     SURRENDER OF PREMISES .............................................  4
  12     ASSIGNMENT AND SUBLETTING .........................................  4
  13     USES PROHIBITED ...................................................  4
  14     SIGNS .............................................................  4
  15     OBSTRUCTION .......................................................  4
  16     WASTE .............................................................  4
  17     COMPLIANCE WITH LAW ...............................................  4
  18     RULES AND REGULATIONS .............................................  5
  19     EMPLOYEES' PARKING ................................................  5
  20     ALTERATIONS AND LIENS .............................................  5
  21     REPAIRS ...........................................................  5
  22     SERVICES AND UTILITIES ............................................  5
  23     ENTRY BY LESSOR ...................................................  5
  24     INDEMNIFICATION OF LESSOR .........................................  5
  25     LESSEE INSURANCE ..................................................  6
  26     FIRE CLAUSE .......................................................  6
  27     PUBLIC APPROPRIATION ..............................................  6
  28     INSOLVENCY OR BANKRUPTCY ..........................................  6
  29     RECEIVER ON BEHALF OF LESSOR ......................................  6
  30     DEFAULT ...........................................................  6

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  31     ATTORNEY'S FEES ...................................................  7
  32     SALE BY LESSOR ....................................................  7
  33     EXCUSE OF PERFORMANCE .............................................  7
  34     SUBORDINATION .....................................................  7
  35     OFFSET STATEMENTS .................................................  7
  36     WAIVER ............................................................  7
  37     PARTIAL INVALIDITY ................................................  7
  38     NOTICE OF LEASE ...................................................  8
  39     NOTICES ...........................................................  8
  40     SUCCESSORS ........................................................  8
  41     ENTIRE AGREEMENT ..................................................  8
  42     MISCELLANEOUS .....................................................  8
  43     CONSTRUCTION OF IMPROVEMENTS ......................................  8
  44     JOINT OPENING .....................................................  8
  45     FINANCING .........................................................  8
  46     RIGHT TO RELOCATE .................................................  8
  47     CONSTRUCTION PHASES ...............................................  9
  48     TELEPHONES ........................................................  9
  49     MAINTENANCE CONTRACTS .............................................  9

    Exhibit                                                                 Page
      A     SITE PLAN & DESCRIPTION OF PREMISES............................. 10
      B     RULES AND REGULATIONS........................................... 11
      C.    SCOPE OF WORK................................................... 12

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                                SHOPPING CENTER LEASE


                                       PARTIES

    THIS LEASE made the     day of November 1986 between Friend, Friend and
                        -----
Friend, a partnership as Lessor and Coast Commercial Bank as Lessee


                                     1.  PREMISES


    Lessor does hereby lease to Lessees and Lessee hereby hires from Lessor those certain premises (hereinafter called "premises") outlined in red on Exhibit A, attached hereto and made a part hereof said premises being approximately commonly known as 720 Front Street, Santa Cruz, California 95060 square feet more specifically described as that free standing building and land on the North end of that shopping center located at Front and Soquel in Santa Cruz as shown on Exhibit "A: attached hereto, being approximately 5,760 square feet of building.


                                       2.  TERM


    Said leasing is upon and subject to the terms, covenants and conditions to be kept and performed and this lease is made upon the condition of such performance

    Said leasing is for a term of One hundred twenty (120) months beginning on June 1, 1987 and terminating on May 31, 1997.


                                   3.  HOLDING OVER


    Any holding over after the expiration of the said term, with or without the consent of Lessor, shall be construed to be a tenancy from month to month, and shall be on the terms and conditions herein specified, so far as applicable. Such holding over shall not constitute an extension of this lease during such holding over. Lessee shall pay rent at one hundred ten percent (110%) of the highest monthly rent paid during the term of the Lease, and shall provide Lessor with written notice at least one month prior to the date of termination as such monthly tenancy of his intention to terminate such tenancy.

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                                    4(a).  RENTAL


    (1) Lessee agrees to pay minimum monthly rental in advance on the first day of each calendar month throughout the demised term without deduction of offset of any kind as follows
         First Year:  $8000.00 per month.
         Second Year:  $8500.00 per month.
         Third Year:  $9000.00 per month.
         Fourth Year:  $10000.00 per month.
         Fifth Year:  $11000.00 per month.
         Sixth year through tenth year:  See addendum paragraph 50
    (2) Lessee agrees that should his rental or any other amount due Lessor pursuant to this Lease not be paid within fourteen (14) days of the date due, that Lessor will incur additional expense of management, accounting and legal costs in an amount impossible to determine with certainty at the time and the parties therefore agree pursuant to the provisions of California Civil Code, Sections 1951.5, 1670 and 1671, that Lessor shall recover an additional ten percent (10%) of the outstanding rental amount as liquidated damages and the same shall become immediately due and payable. Failure to pay any such late charge shall bear the same consequence, and Lessor shall have the same remedies as provided in the Lease for a failure to pay rent.
    (3) In the event the term of this Lease commences other than on the first day of a calendar month, the first and last month's rental shall be prorated accordingly. Remittance shall be made to Lessor at such address as shall from time to time be designated by Lessor to Lessee in writing.
    (4)  Not used.


                           (b).  PERCENTAGE RENT - NOT USED


                                     (c).  TAXES


    Lessee agrees to pay to Lessor in each year of the demised term as additional rental an amount equal to One hundred percent (100.00*%) of all real property taxes on the shopping center land and improvements thereon and any special assessments on the property and improvements hereby demised. Such additional rental shall be prorated for the first and last years of the demised term to reflect periods during either or both of said years not included within the demised term. Payment of rental under this paragraph shall be made within fifteen (15) days of presentation of the tax bill from Lessor to Lessee. The amount of taxes to be paid by Lessee, as set forth above, shall include any taxes, in whole or in part, assessed in lieu of or as an addition to real property taxes including without limitation a tax or

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excise on gross sales, rents, rental income, profits or otherwise.  *Separate tax parcel number 005-082-19.  See addendum paragraph 53.




                            (d).  PERSONAL PROPERTY TAXES


    Lessee agrees to pay before delinquency, any and all taxes levied or assessed and which become payable during the term hereof on all equipment, fixtures, and other personal property located on the premises.


                          (e).  MAINTENANCE OF COMMON AREAS


    (1) The halls, toilets, and other common areas within the buildings of which the demised premises form a part as well as the parking lot, walkways, and landscaped areas within the property, shall be deemed to be the common areas. In addition to the rental heretofore provided for Lessee shall pay unto Lessor twenty-one and 15/100 percent (21.15*%) of the cost of maintenance of such common areas. Cost of maintenance may include upkeep, repairs and replacement to and of improvements in the common areas, paving, landscaping, signs, lighting, storm and sanitary sewer, utility services, police protection, night watchman, sanitary control, scavenger service, public liability and property damage insurance premiums, personal property taxes, termite inspection, maintenance, depreciation of machinery and equipment used in such maintenance, the cost of personnel to implement such services and any and all other expenses, including ten percent (10%) of all the foregoing costs to cover the Lessor's administrative and overhead costs, related to the existence of said common areas and their use by and for the benefit of the several Lessees of the building or buildings of which the demised premises form a part their employees, customers, and invitees.
    (2) Cost of maintenance as aforesaid shall be determined periodically, but not more often than monthly, and Lessee shall reimburse Lessor for his proper proportion thereof within fifteen (15) days from data of receipt of the computation of said cost of maintenance and demand therefore from Lessor. The manner and method of operation, maintenance, upkeep and repair shall be at the sole and absolute discretion of Lessor, and all costs in connection therewith incurred by Lessor in good faith shall conclusively and finally bind Lessee.
    (3) All automobile parking areas, driveways, entrances and exits thereto, and other facilities furnished by Lessor in or near the shopping center, including employee parking area, the truck way or ways, loading docks, package pick-up stations, pedestrian sidewalks and ramps, landscaped areas, exterior stairways, first-aid stations, comfort stations, and other areas and improvements provided by

Lessor for the general use, in common, of Lessees, their officers, agents, employees and customers, shall at all times be subject to the exclusive control and management of Lessor and Lessor shall have the right from time to time to establish, modify and enforce reasonable rules and regulations with respect to all facilities and areas mentioned in this article. Lessor shall have the right to construct, maintain and operate lighting facilities on all said areas and improvements to police the same from time to time to change the areas, level, location and arrangement of parking areas and other facilities hereinabove referred to; to restrict parking by Lessees, their officers, agents and employees to employees' parking areas; to enforce parking charges (by operation of meters or otherwise) with appropriate provisions for free parking areas or facilities; to discourage non-customer parking; and to do and perform such other acts in and to said areas and improvements as in the use of good judgment, the Lessor shall determine to be advisable with a view to the improvement of the convenience and use thereof by Lessees, their officers, agents, employees and customers. Lessor shall further have the right to bill Lessee its share as per the percentage in Paragraph 1 hereinabove, of any charge for parking imposed on the Lessor or the shopping center, by any governmental or quasi-governmental agency or body, however computed. Lessor will operate and maintain the common facilities referred to above in such manner as Lessor, in its sole discretion, shall determine from time to time. Without limiting the scope of such discretion, Lessor shall have the full right and authority to employ all personnel and to make all rules and regulations pertaining to and necessary for the proper operation and maintenance of the common areas and facilities. Lessor hereby reserves the right at any time to make alterations or additions to and to build additional stories on the building in which the premises are contained and to build adjoining the same. Lessor also reserves the right to construct other buildings or improvements in the shopping center from time to time and to make alterations thereof or additions thereto and to build additional stones on any such building or buildings and to build adjoining same and to construct double-deck or elevated parking facilities. *This percentage is based on lessee's prorata share of the square footage of the shopping center, excluding the Long's space is responsible for its own maintenance of the common areas.


                                   (f).  INSURANCE


    Lessee agrees to pay Lessor in each year of the demised term an additional rental an amount equal to Twelve and 20/100 percent (12.20%) of all insurance premiums on the shopping center improvements. Said insurance may include Standard Form Fire Policy with Extended Coverage and Vandalism and Malicious Mischief Coverage, Broad Form Bolier Coverage, Rental income insurance with one hundred percent (100% contribution covering all rental and any other payments due and payable to Lessor, All-Risk and/or Difference in Conditions Coverage, including flood and earthquake coverage. General Liability Coverage, and any other business insurance deemed necessary by Lessor. Said insurance shall be in amounts not greater than the full insurable replacement cost of the shopping center improvements.


                                 5.  SECURITY DEPOSIT

    Lessee has deposited with Lessor the sum of ten thousand dollars ($10,000.00). Said sum shall be held by Lessor as security for the faithful performance by Lessee of all of the terms, covenants, and conditions of this Lease to be kept and performed by Lessee during the term hereof. If Lessee defaults with respect to any provision of this Lease, including but not limited to the provisions relating to the payment of rent, Lessor may (but shall not be required to) use, apply or retain all or any part of the security deposit for the payment of any rent or any other sum in default, or for the payments of any other amount which Lessor may spend or become obligated to spend by reason of Lessee's default. If any portion of said deposit is so used or applied, Lessee shall, upon demand therefor deposit cash with Lessor in an amount sufficient to restore the security deposit to its original amount and Lessee's failure to do so shall be a material breach of the Lease. Lessor shall not be required to keep the security deposit separate from its general funds, and Lessee shall not be entitled to interest on such deposit. If Lessee shall fully and faithfully perform every provision of this Lease to be performed by it, the security deposit or any balance thereof shall be returned to Lessee (or, at Lessor's option, to the assignee of Lessee's interests hereunder) at the expirations of the Lease term. In the event of termination of Lessor's interest in the Lease. Lessor shall transfer said deposit to Lessor's successor in interest.



                                     6.  PURPOSE


    Lessee agrees to use and occupy the premises during the term hereof for the purpose of operating a commercial bank and for no other purpose whatever without the written consent of Lessor. Lessor shall not use or permit said premises, or any part thereof, to be used for any purposed other than the purposes for which the said premises are hereby leased.


                              7.  OPERATION OF BUSINESS


    Lessee shall continuously use, occupy and operate all of the demised premises during the entire term of this Lease for the purpose provided in Paragraph 6 and no other without consent of Lessor, with due diligence and efficiency so as to produce all of the gross sales which may be produced by such manner of operation, unless prevented from doing so by causes beyond Lessee's control. Subject to inability by reason of strikes or labor disputes. Lessee shall carry at all times in said premises a stock of merchandise of such size, character and quality as shall be reasonably designed to produce the maximum return to Lessor and Lessee. Lessee shall conduct its business in the demised premises during the regular customary days and hours of such type of business in the city or trade area in which the shopping center is located, and will keep the leased premises open for business during the same days, nights and hours as stores located in the shopping center, or during the same days, night and hours agreed upon by a majority of the members of the Merchants' Association, if any. Lessee shall keep the display windows and signs, if any, in the demised premises well lighted during the hours from sundown to 11:00 p.m. unless prevented by causes beyond the control of Lessee.


                                   8.  AREA CLAUSE


    Lessee agrees that during the term of its lease it will not, nor will any person, firm, or corporation which controls or is controlled by Lessee, own, operate, or become financially interested in a business similar to the one to be operated by Lessee hereunder within three (3) miles in any direction from the demised premises, excluding, however, any business being conducted as of the date of this Lease. Lessee agrees that from and after the expiration or earlier termination of the demised terms, it will not, nor will any person, firm, or corporation which controls or is controlled by Lessee, operate under or use in any manner any name which includes the name of the shopping center in which the demised premises form a part.


                                     9.  NOT USED




                                   10.  ABANDONMENT


    Lessee shall not vacate or abandon the premises at any time during the term hereof, and if Lessee should abandon, vacate or surrender said premises or be dispossessed by process of law, or otherwise, it shall be a breach of this Lease and any personal property belonging to Lessee and left on the premises shall be deemed to be abandoned, and an addition to any other rights which Lessor may have. Lessor may remove any personal property belonging to Lessee which remains on the demised premises and store the sane, the cost of such removal and storage to be charged to the account of Lessee.


                              11.  SURRENDER OF PREMISES


    The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof shall not work a merger, but shall at the option of the Lessor terminate all or any existing subleases or subtenancies, or may at the option of Lessor, operate as an assignment to it of any or all such subleases or subtenancies.

                            12.  ASSIGNMENT AND SUBLETTING


    Lessee shall not assign this Lease or any interest therein, nor lease or sublet the said premises, or any part thereof, or any right or privilege appurtenant thereto, nor permit the occupancy or use of any part thereof by any other pension, without the written consent of the Lessor first had and obtained, and a consent to one assignment, subletting, occupancy or use, shall not be construed as a consent to any subsequent assignment, subletting, occupancy or other use, shall be based upon standards and conditions as follows: The credit rating of the new tenant; the similarity of the proposed use to the previous use; the nature or character of the new tenant; the requirements of the new tenant for services furnished by Lessor; the impact of the new tenant on a common facilities. Any such assignment, subletting, occupancy, or use, without the prior written consent of Lessor, shall at the option of Lessor terminate the Lease and any such purported assignment, sublease, occupancy, or use, without the prior written consent of Lessor, shall not nor shall any interest therein be assignable as to the interest of Lessee by operation of law, without the written consent of Lessor. Transfer of fifty percent (50%) or more of the stock or effective management control of Lessee shall constitute an assignment under the terms of this paragraph. SEE ADDENDUM PARAGRAPH 54.


                                 13.  USES PROHIBITED


    Lessee shall not do or permit anything to be done in or about the premises or any other areas of the shopping center, nor bring or keep anything therein which will in any way increase the existing rate of or affect any insurance, including but not limited to fire, extended coverage, vandalism, malicious mischief, flood, liability, etc., upon the buildings or any of its contents or any other building or common areas of the shopping center, or cause a cancellations of any insurance policy covering said building or any part thereof or any of its contents. Lessee agrees that if any such activity causes an increase in any or all insurance premium rates, it will pay such increase in premiums to Lessor within ten (10) days after receipt by Lessee from Lessor of a bill setting forth the amount of such increase. In the event any of Lessee's activities shall cause cancellation of any insurance policy covering the leased premises, Lessee shall immediately cease to conduct such activity. Lessee shall not conduct or permit to be conducted any sale of auction on or from said premises.


                                      14.  SIGNS

    Lessee shall not place or permit to be placed any sign, marquee, awning, decoration, security bars, or other attachment on or to the roof, front, windows, doors, visible interior walls or exterior walls of the demised premises without the written consent of Lessor first had and obtained. Lessor may, without liability, enter upon the premises and remove any such sign, marquee, awning, decoration or attachment affixed in violations of this paragraph.
Lessee agreeing to pay the cost of removal thereof. Lessor may establish rules and regulations as to the size, type, and design of all exterior signs and decorations and Lessee agrees to abide thereby. Lessee shall not exhibit or affix flags, pennants, banners or similar items on or to the exterior or interior of the windows or doors. Lessee shall at all time maintain the doors and store front in a neat and clean condition. Lessee shall not place anything or allow anything to be placed near the glass of any window, door, partition, or wall which in the opinion of Lessor appears unsightly from outside the premises.


                                   15.  OBSTRUCTION


    Lessee shall not obstruct the sidewalks and paved areas adjacent to the demised premises or any portion of the property on which the demised premises are situated.


                                      16.  WASTE


    Lessee shall not commit, or suffer to be committed, any waste upon said premises, or any nuisance, or other act or thing which may disturb the quiet enjoyment of any other tenant in the shopping center in which the demised premises may be located or in any way obstruct, interfere with, injure or annoy them, or do or permit to be done anything in any way tending to disturb them.


                               17.  COMPLIANCE WITH LAW


    Lessee shall not use the premises or permit anything to be done in or about the premises which will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated. Lessee shall at its sole cost and expense promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force and with the requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the premises, excluding structural changes not related to or affected by Lessee's improvements or acts. The judgment of any court of competent jurisdiction or the admission of Lessee in any action against Lessee, whether Lessor be a party thereto or not that Lessee has violated any law, statute, ordinance or governmental rule, regulations or requirement shall be conclusive of that fact as between Lessor and Lessee.


                              18.  RULES AND REGULATIONS


    Lessee shall faithfully observe and comply with the rules and regulations attached to this Lease, marked Exhibit B, and all reasonable modifications of and additions thereto from time to time put into effect by Lessor, provided that in such event Lessor shall give written notice thereof to Lessee. Lessor shall not be responsible to Lessee for the non-performance by any other tenant or occupant of the building of any said rules and regulations.


                               19.  EMPLOYEES' PARKING


    Lessee agrees that Lessee and Lessee's employees and agents will park their automobiles only in that area designated by Lessor for said parking. All other parking areas are reserved for customers. Should there be any violations of this provision after written notice from Lessor. Lessee agrees to pay Lessor the sum of Twenty-Five and No/100 Dollars ($25.00) for each violation and if the violations persist, Lessee agrees that the offending automobile may be towed to the designated employee parking area at the expense of Lessee.


                              20.  ALTERATIONS AND LIENS


    Lessee shall not make, or allow to be made, any alterations of the demised premises, or any part thereof, without the written consent of Lessor first had and obtained and any additions to or alterations of the said premises shall become at once a part of the realty and belong to Lessor, at Lessor's option. Lessee shall retain title to all movable furniture and trade fixtures placed in the property by him. All heating, lighting, plumbing, electrical and air conditioning installations made by Lessee shall be and become the property of Lessor upon installation and shall not be deemed trade fixture. If written consent of Lessor to any proposed alterations by Lessee shall have been obtained, Lessee agrees to advise Lessor in writing in advance of the data upon which such alterations will commence in order to permit Lessor to post notices of non-responsibility. Lessee agrees to post a performance bond in an amount to be determined by Lessor, should Lessor request that Lessee obtain the same. Lessee shall keep the demised premises free from any and all liens arising out of any work performed, materials furnished or obligations incurred by Lessee. In the event Lessor consents to the making of any alterations, additions or improvements to the premises by Lessee, the same shall be made by Lessee at Lessee's sole cost and expense and any contractor or person selected by Lessee to make the same must first be approved of in writing by Lessor. Upon the expiration or sooner termination of the Lease, Lessee shall, upon demand by Lessor, at Lessee's sole cost and expense, remove any alterations, additions or improvements made by Lessee, designated by Lessor to be removed and Lessee shall immediately, at its sole cost and expense, repair any damage to the premises caused by such removal.


                                     21.  REPAIRS


    Lessee shall, at his sole cost, keep and maintain said premises and appurtenances and every part thereof (except exterior walls and roofs) including, without limitation, glazing storefront, walls, floors, ceilings, doors, electrical facilities and equipment, including lighting fixtures, plumbing, air conditioning, heating and sewer facilities, and the interior of the premises, in good and sanitary order, condition and repair. The Lessor agrees to maintain the roof over said demised premises in good order and repair. Lessor agrees to keep all drains and gutters and surfaces of the said roof free and clear of leaves and debris. It is an express condition precedent to all obligations of Lessor to repair and maintain that Lessee shall have notified Lessor in writing of the need of such repairs or maintenance. After such notice, Lessor shall have a reasonable time in which to effect the necessary repairs or maintenance. Lessee agrees that any delay by Lessor in the performance of the obligations of this section shall not be a basis for Lessee canceling this agreement or for non-performance by Lessee of any of the terms hereunder. By entry hereunder, Lessee accepts the premises as being in good sanitary order, condition and repair, and agrees on the last day of said term, or sooner termination of this Lease, to surrender unto Lessor said premises with said appurtenances in the same condition as when received, reasonable use and wear thereof and damage by fire, act of God or by the elements excepted, and to remove all of Lessee's signs from said premises. In the event that the provisions of any law, ordinance, or rule now in force or hereafter enacted by Municipal State or National authority, requires by reason of Lessee's use of the premises, any alterations, additions, repairs or acts of any kind to be done in connection with the premises or any part thereof, the same shall be done at the sole cost and expense of Lessee. It is specifically understood and agreed that Lessor has no obligations and has made no promises to alter, remodel, improve, repair, decorate or paint the premises, or any part thereof, and that no representations respecting the condition of the premises or the building of which the premises are a part have been made by Lessor to Lessee, except as specifically herein set forth. If Lessee fails to perform Lessee's obligations under this section, Lessor may, at Lessor's option, enter the premises and put the same in good order, condition, and repair, and the cost thereof shall become due and payable as additional rental by Lessee to Lessor upon demand, but nothing contained in this sentence shall be deemed to impose any duty upon Lessor or affect in any manner the obligations placed upon Lessee by this section.


                             22.  SERVICES AND UTILITIES

    Lessee, from the time it first enters the premises for the purpose of setting fixture, or from the commencement of the term of this Lease, whichever date shall first occur, and throughout the term of this Lease shall pay for water, gas, heat, air conditioning, light, power, telephone service and all other services supplied to or consumed in or on the leased premises. Lessee shall not allow refuse, garbage, or trash to accumulate outside of the demised premises. Lessee shall not be entitled to any abatement or reduction of rental and Lessor shall not be liable for an interruptions in any of the foregoing when such failure is caused by accidents, breakage, repair, strikes, lockouts, or other labor disturbances or labor disputes of any character, or by any other cause, similar or dissimilar. Wherever heat-generating machines or equipment are used in the premises which affect the temperature otherwise maintained by the air conditioning system, Lessor reserves the right to install supplementary air conditioning units in the premises or any other part of the shopping center and the cost thereof, including the cost of installation and the cost of operation and maintenance thereof, shall be paid by Lessee to Lessor upon demand by Lessor.


                                 23.  ENTRY BY LESSOR


    Lessee shall permit Lessor and his agents to enter the demised premises at all reasonable times for any of the following purposes: To inspect the same; to show said premises to prospective purchasers; to maintain the building in which the said premises are located; to make such repairs to the demised premises as Lessor is obligated or may elect to make; to make repairs, alterations, additions or utility installations to any other portion of the building in which the demised premises are located, including the erection and maintenance of such scaffolding, ladders, fences and props as may be required; to post notices of non-responsibility for alterations, additions, repairs or utility installations; for the purpose of placing upon the property in which said premises are located any ordinary "for sale" sign. Lessee shall permit Lessor within one hundred and twenty (120) days prior to the expiration of this Lease to place upon the premises ordinary "for lease" signs, and to show said premises to prospective lessees, during reasonable business hours.
    Lessor, or his agent, shall have the right to use any and all means which Lessor may deem proper to open said doors in an emergency, in order to obtain entry to the premises, and any entry to the premises obtained by Lessor, or his agents, by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the premises, or an eviction of Lessee from the premises or any portion thereof.


                            24.  INDEMNIFICATION OF LESSOR


    Lessor shall not be liable to Lessee, and Lessee hereby waives all claims against Lessor, for any injury or damage to any person or property in or about the premises by or from any cause whatsoever, and without limiting the generality of the foregoing, whether caused by water leakage of any character from the roof, walls, basement or other portion of the premises or the building or caused by gas, fire, oil, electricity or any cause whatsoever in, on or about the premises or the building or any part thereof. Lessor shall not be liable to Lessee, his officers, agents, employees, customers, invitees, or third parties for loss or damage to property, including goods, wares and merchandise, or for injury or death to persons in, on or about the demised premises. Lessee agrees to indemnify and save Lessor harmless of and from any and all cost expense, claims, demands, obligations and liabilities cause or causes of action by reason of or in connection with the condition of, state of repair or use of the demised premises or appurtenances thereto, including all adjacent sidewalks, alleys and parking lots, if any. Lessee's agreement to hold Lessor harmless under the provisions of this paragraph shall include Lessee's obligation to pay Lessor reasonable attorney's fees and costs incurred in connection with the settlement, trial or appeal of any such matter wherein the Lessor must defend against any such claim, demand or cause of action.
    Lessor shall not be liable to Lessee for any damage by or from any act of negligence of any co-tenant or other occupant of the same building or by any owner or occupant of adjoining or contiguous property. Lessee agrees to pay for all damage to the building, as well as to tenants or occupants caused by Lessees, its agents, servants, employees or invitees misuse or neglect of said premises, its apparatus and appurtenances.


                                25.  LESSEE INSURANCE


    Lessee shall during the entire term hereof keep in full force and effect a policy of public liability and property damage insurance with respect to the leased premised and the business operated by Lessee and any subtenants of Lessee in the leased premises in which the limits of public liability shall be not less then One Hundred Thousand Dollars ($100,000) for one person injured in one occurrence and not less than Three Hundred Thousand Dollars ($300,000) for more than one person injured in one occurrence and in which the property damage liability shall be not less than Fifty Thousand Dollars ($50,000). Lessee also agrees to carry a One Million Dollar ($1,000,000) catastrophe "umbrella" liability policy with a thirty (30) day notice or cancellation clause. The policy shall name Lessor, any person, firms or corporations designated by Lessor and Lessee as insured and shall contain a clause that the insurer will not cancel or materially change the insurance without first giving Lessor thirty
(30) days prior written notice. The insurance shall be with an insurance company approved by Lessor and a copy of the policy or a certificate of insurance shall be delivered to Lessor. Lessee agrees that in the event of any loss due to any peril for which they have agreed to provide insurance or otherwise, that it shall look solely to its insurance for recovery and does hereby grant to Lessor, on behalf of any insurer providing insurance with respect to the demised premises, a waiver of any right of subrogation which any such insurer of Lessee may acquire against Lessor by virtue of payment of any loss under such insurance.


                                   26.  FIRE CLAUSE

    In the event of partial destruction of demised premises during said term from any cause insured under a Standard Form of Fire and Extended Coverage Insurance policy, Lessor shall forthwith repair the same, provided such repairs can be made within (90) days from date of such destruction, under the then applicable laws and regulations of Federal, State, County and Municipal authorities and in the light of the extent of such damage and the then condition of the labor market and availability of materials and supplies, but such partial destruction shall in no way annul or void this Lease except that Lessee shall be entitled to a proportionate reduction to be based upon the extent to which the making of such repairs shall interfere with the business carried on by Lessee in the said premises. If Lessor need not make such repairs, but never the less elects within a reasonable time to make the same, this Lease shall continue in full force and effect and the rent shall be proportionately reduced as hereinabove provided in the event that Lessor does not so elect to make such repairs or such repairs cannot be made, this Lease may be terminated at the option of either party. In respect to any partial destruction which Lessor is obligated to repair or may elect to repair under the terms of this paragraph, the provisions of Section 1932. Subdivision 2 and of Section 1933, Subdivision 4, of the Civil Code of the State of California are waived by Lessee. In the event that the building in which the demised premises may be situated be destroyed to the extent of not less than twenty-five percent (25%) of the replacement cost of said building. Lessor may elect to terminate this Lease, whether the demised premises be injured or not. A total destruction of the building in which the said premises be situated shall at the option either of Lessor Lessee, terminated this Lease. Lessee agrees that in the event of any loss due to any peril for which it has agreed to provide insurance, that it shall look solely to its insurance for recovery, and does hereby grant to Lessor, on behalf of any insurer providing insurance with respect to the demised premises, a waiver of any right of subrogation which any such insurer of Lessee may acquire against Lessor by virtue of payment of any loss under such insurance.
    Lessor shall not be required to repair any injury or damage by fire or other cause, or to make any repairs or replacements of any fixtures, contents, or any other property contained or installed in the premised by Lessee. Anything to the contrary contained in this paragraph notwithstanding, Lessor shall not have any obligation whatsoever to repair, reconstruct or restore the premises when the damage resulting from any casualty covered under this paragraph occurs during the last twelve (12) months of the term of this Lease or any extension thereof, nor shall Lessor be required to make any expenditures greater than the actual amount of any insurance recovery.


                              27.  PUBLIC APPROPRIATION


    In the event any proceedings shall be commenced by any public or quasi-public authority under the powers of eminent domain, condemnation, or otherwise affecting the demised premises, Lessee shall have no right to claim any valuation for his leasehold interest or otherwise by reason of his occupancy of or improvements to the premises, and any award adjudicated or by way of settlement shall belong in its entirety to Lessor. Lessee shall, however, be entitled to any award made to him for depreciation to and cost of removal of stock, fixtures, and equipment placed in the demised premises by Lessee, provided that said award does not otherwise diminish the amount to be received by Lessor. In the event of a partial taking of the said premises, the rent shall be reduced in the proportion that the floor area taken bears to the total floor area prior to the taking. If more than twenty-five percent (25%) of the floor area of said premises is taken, only then may Lessee, at Lessee's option, terminate this Lease as of the date the public or quasi-public authority takes possession of said portion by giving written notice to Lessor within ten (10) days after the public or quasi-public authority takes such possession. If Lessee does not terminate this Lease as hereinabove provided, then the rent payable shall be reduced as set forth above. If any part of building other than the demised premises shall be so taken or appropriated Lessor shall have the right, at its option, to terminate this Lease and shall be entitled to the entire award, as provided above.
    In the event of a condemnation of a leasehold interest in all or a portion of the leased premises, without the condemnation of the fee simple title also, this Lease shall not terminate and such condemnation shall not excuse Lessee from full performance of all of its covenants hereunder, but Lessee, in such event, shall be entitled to present or pursue against the condemning authority its claim for, and to receive, all compensation or damages sustained by it by reason of such condemnation, and Lessor's right to recover compensation or damages shall be limited to compensation for and damages, if any, to its reversionary interest, it being understood, however, that during such time as Lessee shall be out of possession of the leased premises by reason of such condemnation, and the Lease shall not be subject to forfeiture for failure to observe and perform those covenants not calling for the payment of money. In the event of condemning authority shall fail to keep the premises in the state of repair required hereunder, or to perform any other covenant not calling for the payment of money, Lessee shall have ninety (90) days after the restoration of possession to it within which to carry out its obligations under such covenant or covenants. During such time as Lessee shall be out of possession of the leased premises by reason of such leasehold condemnation. Lessee shall pay to Lessor, in lieu of the minimum and percentage rents provided for hereunder, and in addition to any other payments required of Lessee hereunder, an annual rent equal to the average annual minimum and percentage rents paid by Lessee for the period from the commencement of the term until the condemning authority shall take possession, or during the preceding three full calendar years, whichever period is shorter. At any time after such condemnation proceedings are commenced, Lessor shall have the right at its option, to require Lessee full performance of Lessee's covenants, hereunder, such compensation and damages received pursuant to said assignment to be applied first to the payment of rents and all other sums from time to time payable by Lessee pursuant to the terms of this Lease as such sums fall due, and the remainder, if any, to be payable to Lessee at the end of the term hereof or on restoration of possession to Lessee, whichever shall first occur, it being understood and agreed that such assignment shall not relieve Lessee of any of its obligations under this Lease with respect to such rents, and other sums, except as the same shall be actually received by Lessor.

                            28.  INSOLVENCY OR BANKRUPTCY


    The appointment of a receiver (except a receiver contemplated by Paragraph 29 hereof) to take possession of all or substantially all of the assets of Lessee or of the operations of Lessee in the demised premises, or a general assignment by Lessee for the benefit of creditors, or the filing of proceedings or insolvency or bankruptcy by or against Lessee shall at the option of Lessor constitute a default of this Lease by Lessee, such option to be exercised by Lessor within ninety (90) days from receipt of actual notice of any of the aforesaid events, and shall such option be exercised. Lessor shall have all the remedies available under Paragraph 30 herein.


                     29.  RECEIVER ON BEHALF OF LESSOR - NOT USED


                                     30.  DEFAULT


    In the event of any breach of this Lease by Lessee, the Lessor, besides other rights or remedies he may have, shall have the right of re-entry and may remove all persons and property from the premises pursuant to legal proceedings or pursuant to any notice provided for by law, and may store any such property removed in a public warehouse or elsewhere, at the cost of, and for the account of Lessee. Further, pursuant to legal proceedings Lessor may either terminate this Lease or may, from time to time, without terminating this Lease, relet said premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Lessor in his sole discretion may deem advisable, with the right to make alterations and repairs to said premises Upon each such re-letting (a) Lessee shall be immediately liable to pay to Lessor, inaddition to any indebtedness other than rent due hereunder, the cost and expenses of such re-letting ad of such alteration sand repairs incurred by Lessor, and the amount if any, by which the rent reserved in this Lease for the period of such re-letting (up to, but not beyond the terms of this Lease) exceeds the amount agreed to be paid as rent for the demised premises for such period, or (b) at the option of Lessor, rents received by Lessor from such re-letting shall be applied, first, to the payment of any indebtedness, other than rend due here under from Lessee to Lessor; second, to the payment of any costs and expenses of such re-letting and of such alterations and repairs; third, to the payment of rent due and unpaid hereunder and the residue, if any, shall be held by Lessor and applied in payment of future rent as the same may become due and payable hereunder. If Lessee has been credited with any rent to be received by such re-letting under Option (b) during any month be less than that to be paid during that month by Lessee hereunder, Lessee shall pay any such deficiency to Lessor. Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of said premises by Lessor shall be construed as an election on his part to terminated this Lease, unless a written notice of such intention be given to Lessee, or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any such re-letting without termination.

Lessor may at any time thereafter elect to terminate this Lease for such previous breach. No such termination of this Lease shall relieve Lessee of its liabilities and obligations under this Lease, and such liabilities and obligations shall survive any such termination. In the event of any such termination, whether or not the demised premises or any part thereof shall have been re-let. Lessor may recover from Lessee all damages Lessor may incur by reason of such termination, specifically, including the costs of recovering the demised premises and including, as provided in California Civil Code Section 1951.2: (A) The worth at the time of award of any unpaid rent which had been earned after termination; plus, (B) the worth at the time of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Lessee proves could have been reasonably avoided; plus, (C) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Lessee proves could be reasonably avoided; plus (D) any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee's failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom.
    The term "rent," as used in this section, shall be deemed to be an d to mean the rental, rental adjustment payments, taxes, common area maintenance payments, percentage rent payments, and all other sums required to be paid by Lessee pursuant to the term of this Lease. The term "rental loss," as used in this section, shall be deemed to include, but shall not be limited by implication to, all repossession costs, brokerage commissions, legal expenses, reasonable attorney's fees, alteration costs and expenses of preparation of the demised premises or parts thereof for re-letting.
    As used in Subsections (A) and (B) above, the "worth at the time of award" is computed by allowing interest at the rate of ten (10%) per annum. As used in Subsection (C) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%).
    Nothing herein contained shall limit or prejudice the right of the Lessor to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the damages referred to above.
    Lessee hereby waives all claim for damages that may be caused by Lessor's re-entering and taking possession of the premises or removing and storing furniture and property, as herein provided, and will save Lessor harmless from loss, costs or damages occasioned Lessor thereby, and no such re-entry shall be considered or construed to be a forcible entry as the same is defined in the Code of Civil Procedure of the State of California.


                                 31.  ATTORNEY'S FEES


    If Lessor shall be made a party to any litigation commenced by or against Lessee, Lessee shall pay all costs, expenses and attorney's fees incurred by Lessor in connection with such litigation, except in the event that such litigation shall determine that Lessor has committed a breach of this Lease and shall adjudicate that Lessor is liable therefor. In the event of any action at law or in equity between Lessor and Lessee to enforce any of the provisions and /or right hereunder, the unsuccessful party to such litigation covenants and agrees to pay to the successful party all costs and expenses, including reasonable attorney's fees incurred therein by such successful party, and if such successful party shall recover judgment in any such action or proceeding, such costs, expenses and attorney's fees shall be included in and as part of such judgment.


                                 32.  SALE BY LESSOR


    In the event of a sale or conveyance by Lessor of the building containing the premises, or conveyance of his interest in the demised premises, the same shall operate to release Lessor from any future liability on any of the covenants or conditions, expressed or implied, herein contained in favor of Lessee, and in such event Lessee agrees to look solely to the responsibility of the successor in interest of Lessor in and to this Lease. This Lease shall not be affected by any such sale, and Lessee agrees to attorn to the purchaser or assignee.


                              33.  EXCUSE OF PERFORMANCE


    Anything in this agreement to the contrary notwithstanding, providing such cause is not due to the willful act or neglect of the Lessor, the Lessor shall no be deemed in default, with respect to the performance of any of the terms, covenants and conditions of this Lease, if same shall be due to any strike, labor disturbance, lockout, civil commotion, war-like operation, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or control, inability to obtain any material or service, difficulty, delay or inability to obtain financing acceptable to Lessor, whether through inclement weather, fire, flood, or other casualty, Act of God, or other cause beyond the control of the Lessor.


                                  34.  SUBORDINATION


    This Lease is and shall always be subordinate to any Mortgage, Deed of Trust, Master Lease, Ground Lease, or any other lien which may result from any form of financing or otherwise, which is now or shall at any time be placed upon the demised premises or any part thereof or the building of which the demised premises are a portion, and Lessee agrees to execute and deliver any instrument, without cost, which may be deemed necessary to further effect the subordination of this Lease to any such Mortgage, Deed of Trust, Master Lease, Ground Lease, or any other lien which may result from any form of financing or otherwise, or to any purchaser thereof or successor thereto. This Lease shall not terminate if Lessee is not in default by Lessee shall attorn to said new owner as if a party hereto, regardless of any rule or law to the contrary or absence of privity of contract. In order that Lessor may obtain a loan against said remises, or the building in which they are situated, at all time during the term of this Lease. Lessee agrees to furnish Lessor with Lessee's financial statements as required by any lending institution.


                                35.  OFFSET STATEMENTS


    Lessee shall at any time and from time to time, upon not less than ten (10) days prior request by Lessor, execute, acknowledge, and deliver to Lessor a statement in writing, and in recordable form, certifying the date of commencement of this Lease, that this Lease is unmodified and in full force and effect (or if there has been modification, that the same is in full force and effect as modified and stating the date of modification ) and further stating the dates to which the rent and other charges have been paid, and setting forth such other matters as may reasonably be requested by Lessor.


                                     36.  WAIVER


    The waiver by Lessor of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant, or condition by any subsequent breach of the same or any other term, covenant, or condition therein contained. The subsequent acceptance of rent hereunder by Lessor shall not be deemed to be a waiver of any preceding breach by Lessee of any term, covenant, or condition of this Lease, other than the failure of Lessee to pay the particular rental so accepted, regardless of Lessor's knowledge of such preceding breach of the time of acceptance of such rent.


                               37.  PARTIAL INVALIDITY


    This Lease is subject to the laws of the State of California, and it is agreed between the parties hereto that if any word, phrase, clause, sentence, article, provision, or paragraph of this Lease is or shall be held invalid or unlawful under the laws of the State of California for any reason, the same shall be deemed severed from the remainder hereof, and stricken therefrom, and shall in no way affect or impair the validity of this Lease or any other portion thereof and this Lease shall otherwise remain in full force and effect.

                                 38.  NOTICE OF LEASE


    Either party hereto may record Notice or Memorandum hereof and what, when so requested by the other party, execute such Notice or Memorandum of Lease. When so requested, Lessor shall at Lessee's sole expense, provide to Lessee a description of the demised premises which meets the standards for recording as established by the laws of the state in which said premises are situated.




                                     39.  NOTICES


    All notices and demands which may or are required to be given by either party to the Lease shall be in writing. All notices and demands by the Lessor to the Lessee shall be personally served or sent by United States certified or registered mail postage prepaid, addressed to the Lessee at the premises or to such other place as the Lessee may from time to time designate in a notice to the Lessor. All notices and demands by the Lessee to the Lessor shall be personally served or sent by United States certified or registered mail postage prepaid, addressed to the Lessor or to such other person or place as the Lessor may from time to time designate in a notice to the Lessee.

LESSOR - Friend, Friend, & Friend 585 Mission Street, San Francisco, California 94105
LESSEE  - C.C.B. 104 Walnut Avenue, Suite 201, Santa Cruz, California  95060


                                   40.  SUCCESSORS


    All the terms, covenants and conditions hereof shall be binding upon and -- --- to the benefit of the heirs, executors, administrators, successors and assigns of the parties hereto provided that nothing in this paragraph shall be deemed to permit any assignment, subletting, occupancy or use contrary to the provisions of Paragraph 12. No assignee for the benefit of creditors, trustee, receiver, or referee in bankruptcy shall acquire any rights under this Lease by virtue of this paragraph.

                                41.  ENTIRE AGREEMENT


    This Lease may be modified in writing only if constitutes the entire agreement of the parties who acknowledge that no oral or other representations have been made by themselves or any agent of either of them with respect to the condition of said premises or any obligation of the Lessor hereunder or otherwise. The parties agree to execute any documents necessary to carry this Lease into effect.


                                  42.  MISCELLANEOUS

    (a) The paragraph titles in this Lease are fro convenience only and shall not in any way limit or be deemed to construe or interpret the terms and provisions hereof
    (b) Time is of the essence of this Lease and of all provisions hereof except in respect to the delivery of possession of the demised premises.
    (c) The words "Lessor" and "Lessee" as used here shall include the plural as well as the singular. Words used in the neuter gender include the masculine and feminine. If there be more than one Lessor or Lessee, the obligations hereunder imposed upon Lessor or Lessee shall be joint and several.
    (d) This Lease shall be construed and enforced in accordance with the laws of the State of California.
    (e) Anything contained in the Lease to the contrary notwithstanding in the event that the Lease terms has not commenced within three (3) years from the date hereof, this Lease shall terminate and be of no further force or effect.
    (f) Clauses, ----, and riders, if any, signed by Lessor and Lessee and endorsed on or affixed to this Lease are a part hereof.


                               43. THROUGH 48. NOT USED


                              49.  MAINTENANCE CONTRACTS


    Lessee agrees to obtain and keep in full force and effect maintenance contracts for the heating and air conditioning units servicing the leased premises with a maintenance company approved by Lessor in writing. Lessee agrees to provide Lessor with a copy of the maintenance contract and any renewals thereof and must obtain Lessor's written approval to the terms thereof.

    Exhibits A & B and addendum paragraphs 50-57 were attached to and made a part of this Lease prior to evaluation of all parties.

    IN WITNESS WHEREOF, Lessor and Lessee have executed this Lease the day and year first above written

LESSOR   Friend, Friend & Friend              LESSEE/COAST COMMERCIAL BANK


    by        /s/                             By             /s/
      --------------------------                ------------------------------
    Eugene L. Friend                          Harvey Nickelson, President


                                         50.


    Commencing with the 61st month of this Lease Agreement, Lessor and Lessee agree that the rental for months 61 through 90 shall be determined by increasing the sum of $9,000.00 per month by the percentage of increase in the Cost of Living Index Figure between April, 1987 and April, 1992, but in no event shall said monthly figure be less then $11,000.00 per month. The rental commencing with the 91st month for the period of months 91 through 120 shall be determined by increasing the monthly sum of $9,000.00 per month by the increase in the Cost of Living Index Figure between April, 1987 and that figure for October, 1994, but in no event shall the monthly rental sum be less than that figure paid during months 61 through 90. The Cost of Living Index to be used shall be that currently reflected by the Consumer Price Index for All Urban Consumers, San Francisco, all items published by the United States Department of Labor, Bureau of Labor Statistics (1967 = 100 base). In the event said index is changed or discontinued, the most nearly comparable official price index of the United States Government shall be used for computing the foregoing adjustments of minimum rent, after converting the existing index as of the base rate to the new index. The minimum monthly rental payable following an adjustment under the terms of this paragraph shall continue at the adjusted level until the next adjustment period or the end of the lease term, whichever first occurs.


                                         51.

    Lessor and Lessee each agree that Lessor will deliver the premises to Lessee in as is condition structurally after vacating the premises by Crocker Bank, and further agrees that Lessor shall cause Crocker to leave its vault, vault door and teller line in as is condition. Crocker may remove any of their other fixtures and Lessee agrees and it shall be responsible for any remodeling expenses and all interior and exterior fixturization and tenant improvements. Lessee may remodel the inside of the premised without Lessor's approval, but shall submit any exterior modifications to Lessor for approval.


                                         52.

    Lessor and Lessee each agree, notwithstanding anything to the contrary contained in Paragraph 2, with respect to the commencement of the Lease Agreement on June 1, 1987, that should Lessee open for business earlier than said date, then Lessee's rental obligation shall commence as of the date of opening for business.


                                         53.


    Notwithstanding anything to the contrary contained in paragraph 4(c) entitled Taxes Herein, in the event of an outright sale of the property to third parties during the first twenty (20) years of this Lease Agreement, Lessee herein shall not be responsible for tax increases directly relating to that sale during the initial twenty (20) years of this lease term. This paragraph shall be of no force effect after the initial twenty (20) year term. It is further agreed between Lessor and Lessee that is paragraph does not apply to transfers among partners or family of partners or any tax increases due to the death of any partners involved in the ownership of the real property.


                                         54.


    Notwithstanding anything to the contrary contained in paragraph 12 entitled Assignment and Subletting, Lessor and Lessee agree that Coast Commercial Bank may assign its Lessee interest in this Lease to another financial institution or entity of like size or larger in the event of a sale, merger or acquisition of Coast Commercial Bank to said like size or larger financial institution. In defining financial institution, specific reference is made only to licensed banks or savings and loan associations.


                                         55.


    Lessor agrees that Lessee may designate that parking currently designated as Crocker Bank parking all during the term of this Lease Agreement as parking for customers of Coast Commercial Bank.


                                 56.  RENEWAL OPTIONS


    At the expiration of the original term of One Hundred Twenty (120) months, provided that Lessee is not in default under the terms of this Lease, Lessee shall have the right to renew this lease for

Four (4) additional periods of sixty (60) months each by giving Lessor written notice of Lessee's intention to extend the term of this lease at least Twelve
(12) months prior to the expiration of the original lease term or the option term then in effect presuming earlier exercises of option. Said renewals shall be upon the same terms and conditions contained in this Lease Agreement except:

1. That no additional renewal options shall be included unless agreed to between the parties in writing.

2. That at least One Hundred Eighty (180) days prior to the commencement of each option term, Lessor and Lessee shall mutually agree in writing upon terms and conditions applicable to the renewal term which are then customarily required by Lessor in other leases within the shopping center containing the demised premises or by Lessors of similar properties in Monterey County, whether now foreseen or unforeseen, including but not limited to such areas as environmental requirements affecting the buildings; parking regulations or charges; mass transit or public transportation taxes, levies or charges; anti-pollution or other environmental regulations or energy regulations or controls.

3. That the fixed minimum rent during the option periods shall be adjusted as follows: Commencing with the first month of each respective option period, Lessor and Lessee agree that the rental shall be the greater of market rental for similar premises as of that date or that figure determined by increasing the sum of Nine Thousand Dollars ($9,000) per month by the percentage of increase in the Cost of Living Index Figure between April 1987 and April of the year in which each respective option period would commence, but no event shall said monthly figure be less than Eleven Thousand Dollars ($11,000) per month. Both Lessor and Lessee hereafter agree that commencing with the thirty-first month of each sixty month option period, the rental shall be re-determined by increasing the monthly rental for the first month of the option period by the percentage of increase in the Cost of Living Index Figure between the April preceding the first month of that respective option period and the figure for October preceding the thirty-first month of the option term. In each case, the Cost of Living Index to be used shall be that currently reflected by the Consumer Price Index for all Urban Consumers, San Francisco, all items, published by the United States Department of Labor, Bureau of Labor Statistics (1967 = 100 base). In the event said index is changed or discontinued, the most nearly comparable official price index of the United States Government shall be used for computing the foregoing adjustments of minimum rent, after converting the existing index as of the base date to the new index. The minimum monthly rental payable following an adjustment under the terms of this paragraph shall continue at the adjusted level until the next adjustment period or the end of the lease term whichever first occurs.


                                         57.


    Lessor and Lessee agree that if the Consumer Price Index Adjustment set out in paragraph 50 hereinabove determine a figure less than Eleven Thousand Dollars ($11,000) for the Sixty-First through


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the One Hundred Twentieth month of the original lease term, that Lessee shall receive a credit for the difference between the figures determined by utilization of the Consumer Price Index and the sum of Eleven Thousand Dollars ($11,000) actually paid, not to exceed Five Hundred Dollars ($500) per month. This credit may be recovered by Lessee by deducting the same at a rate not to exceed Five Hundred Dollars ($500) per month from the rental payable during years eleven (11) through fifteen (15) only, and only to the extent that in no event shall Lessee pay less than Eleven Thousand Dollars ($11,000) per month during years eleven (11) through fifteen (15).

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                                      EXHIBIT B

                                RULES AND REGULATIONS


    Tenant agrees to the establishment of, and shall abide by, the following Rules and Regulations established for the use of the Shopping Center, as provided in Section 18 of the Lease:

    1. All deliveries and trash pickup, as provided in Section 12(d) of the Lease, shall be made between the hours of 7:00 A.M. and 7:00 P.M.

    2. Subject to the provisions of Section 19 of the Lease, the parking of vehicles used by Tenant and Tenant's employees shall be restricted to the area.

    3. No person shall use any roadway, sidewalk, or walkway, except as a means of egress from or ingress to any floor area and automobile parking areas within the Shopping Center, or adjacent public streets. Such use shall be in an orderly manner, in accordance with the directional or other signs or guides. Roadways shall not be used at a speed in excess of 20 miles per hour and shall not be used for parking or stopping, except for the immediate loading or unloading of passengers. No sidewalk or walkway shall be used for other than pedestrian travel.

    4. No person shall use any automobile parking areas except for the parking of motor vehicles during the period of time such person or the occupants of such vehicle are customers or business invitees of the retail establishments within the Shopping Center. All motor vehicles shall be parked in an orderly manner within the painted lines defining the individual parking spaces.

    5. No person, without the prior written consent of Landlord, shall in or on any part of the Common Area:
         (a) Vend, peddle, or solicit orders for sale or distribution of any merchandise, device, service, periodical, book, pamphlet, or other matter whatsoever.
         (b) Exhibit any sign, placard, banner, notice, or other written material.
         (c) Solicit signatures on any petition or for any other purpose, disseminate any information sin connection therewith, or distribute any circular, booklet, handbill, placard, or other material which has not relationship to any purpose for which the Shopping Center was built or is being used.
         (d) Solicit membership in any organization, group, or association or contribution for any purpose which has no relationship to the Shopping Center.
         (e) Parade, rally, patrol, picket, demonstrate, or engage in any conduct that might tend to interfere with or impede the use of any of the Common Areas by any customer, business invitee, employee, or tenant of the Shopping Center, create a disturbance, attract attention, or harass, annoy, disparage, or be detrimental to the interest of any of the retail establishments within the Shopping Center.

         (f) Use any portion of the Common Area for any purpose when none of the retail establishments within the Shopping Center is open for business or employment.
         (g) Throw, discard, or deposit any paper, glass, or extraneous matter of any kind, except in designated receptacles, or create litter or hazards of any kind.
         (h) Deface, damage, or demolish any sign, light standard, or fixture, landscaping material, or other improvement within the Shopping Center, or the property of customers, business invitees, or employees situated within the Shopping Center.
              The listing of specific items as being prohibited is not intended to be exclusive but to indicate in general the manner in which the right to use the Common Area solely as a means of access and convenience in shopping at the retail establishments in the Shopping Center is limited and controlled by Landlord and the tenants of the Shopping Center.

    6. Landlord shall have the right to remove or exclude from or to restrain (or take legal action to do so) any unauthorized person from, or from coming upon, the Shopping Center or any portion thereof, and to prohibit, abate, and recover damages arising from any unauthorized act, whether or not such act is in express violation of the rules and regulations set forth above.

    7. Landlord reserves the right to change these Rules and Regulations, and to make such other Rules and Regulations as in its judgment may from time to time be necessary for the safety and cleanliness of, and for the preservations of good order in and the efficient operation of the Shopping Center.